                        The Companies Acts, 1862 to 1900

                                       AND
                         The Companies Acts 1948 to 1981

                                       AND

                             The Companies Act, 1985


                  -------------------------------------------
                            COMPANY LIMITED BY SHARES
                  -------------------------------------------




                            MEMORANDUM OF ASSOCIATION

                                       of

                            REED INTERNATIONAL P.L.C.

       (as altered by Special Resolutions passed on the 29th day of July, 1970, the 26th day of July, 1988, the 24th day of July, 1990 and the 15th day of April 1999 and by a resolution of the directors passed on the 2nd day of March, 1982)

      ====================================================================




1.    The name of the Company is "REED INTERNATIONAL P.L.C."*

2.    The Company is to be a public company.

3.    The registered office of the Company will be situate in England.
--------------------------------------------------------------------------------

* NOTE: The Company was incorporated under the name of "ALBERT E. REED & COMPANY, LIMITED". On 1st August, 1963, the name of the Company was changed to "REED PAPER GROUP LIMITED" pursuant to a SPECIAL RESOLUTION dated 24th July, 1963. On 11th August, 1969, the name of the Company was changed from "REED PAPER GROUP LIMITED" to "REED GROUP LIMITED" pursuant to a SPECIAL RESOLUTION dated 30th July, 1969. On 3rd August, 1970, the name of the Company was changed from "REED INTERNATIONAL LIMITED pursuant to a SPECIAL RESOLUTION dated 29th July, 1970. On 1st April, 1982 the name of the Company was changed from "REED INTERNATIONAL LIMITED" to "REED INTERNATIONAL P.L.C." pursuant to a Directors' resolution dated 2nd
     March, 1982.

4.   The objects for which the Company is established are:

(A) To carry on business as a holding company and to acquire and hold shares, stocks, debentures, debenture stocks, bonds, mortgages, obligations and other securities of any kind issued by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business.

(B) To carry on all or any of the businesses of publishers, producers, distributors, proprietors, wholesalers or retailers of books, periodicals, magazines, newspapers, journals, circulars, works of reference, advertising literature and any other forms of publication, in any medium whatsoever: to own, organise, operate and manage exhibitions, trade shows, conferences and seminars and to conduct any related activities: to manage and market information databases held in hard copy or electronically processed from; to act as advertising agents, literary agents and manufacturers and dealers in any materials used in connection with any businesses referred to in this Clause; and to acquire, sell, hold, license and otherwise deal in copyright and any other rights in artistic, literary or musical works of any kind whatsoever.

(C) To co-ordinate the administration, policies, management, research, trading and any and all other activities of and to act as financial advisers and consultants to any company or group of companies now or hereafter formed or incorporated or acquired and to perform any services or undertake any duties to or on behalf of and in any other manner assist any such company or group and either without remuneration or on such terms as to remuneration as may be agreed.

(D) To carry on any business by means, or through the agency of any subsidiary company or companies, and to enter into any arrangement with any such subsidiary company for taking the profits and bearing the losses of any such business, or for financing any such subsidiary company.

(E) To carry on business as importers, exporters, manufacturers and merchants of, dealers in, brokers of and agents for any materials or products manufactured, processed or dealt in in any business carried on by the Company or any of its subsidiary companies or required or used for the purposes of any such business including plant, machinery and tools of all kinds and to carry on the business of general merchants and dealers.

(F) To carry on business as concessionaires and to undertake, carry on and execute all kinds of financial, commercial, trading, trust, exploitation, agency and other operations, and to advance or provide money with or without security to concessionaires, inventors, patentees and others for the purpose of improving and developing or assisting to improve and develop any concessions, lands or rights or of experimenting in regard to or testing or developing any invention, design or process, industrial or otherwise.

(G) To carry on the business of carriers by air, sea, road, railway, canal or otherwise and to own transport facilities of every kind.

(H) To act as managing agents for and as management and technical consultants to any business and to execute, carry out, improve, work, develop, administer, maintain, manage or control works and conveniences of all kinds and to contribute or render technical assistance to or assist in the carrying out or establishment, maintenance, improvement, management, working, control or superintendence of any such business.

(I) To carry on either in connection with any of the businesses aforesaid or independently thereof any trade or business which may seem to be capable of being conveniently carried on in connection therewith or calculated to enhance the value of or render more profitable any part of the Company's undertaking or property, or to further the objects of the Company.

(J) To acquire, construct, carry out, maintain and use railways, tramways, docks, harbours, piers, wharves, canals, reservoirs, embankments and irrigations, reclamations, improvements, sewage, drainage, sanitary, water, gas, electric light, telephonic and electrical power works, warehouses and all other works which may be conducive to the interests of the Company.

(K) To purchase or otherwise acquire estates, lands, forests, timber licences, mines, quarries or interests in the same in any part of the world, and to work and develop the same.

(L) To purchase or otherwise acquire for any estate or interest any property or assets or any concessions, licences, grants, patents, know-how, trade marks or other exclusive or non-exclusive rights of any kind which may appear to be necessary or convenient for any business of the Company, and to develop and turn to account and deal with the same in such manner as may be thought expedient, and to make experiments and tests and to carry on all kinds of research work.

(M) To subscribe for, underwrite, purchase or otherwise acquire, and to hold, dispose of and deal with the shares, stock, securities and evidences of indebtedness or of the right to participate in profits or assets or other similar documents issued by any government, authority, corporation or body, or by any company or body of persons, and any options or rights in respect thereof, and to buy and sell foreign exchange.

(N) To borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by mortgages and charges upon the undertaking and all or any of the property and assets (present and future) and the uncalled capital of the Company, or by the creation and issue on such terms and conditions as may be thought expedient of debentures, debenture stock or other securities of any description.

(O) To draw, make, accept, endorse, discount, negotiate, execute and issue, and to buy, sell and deal in bills of exchange, promissory notes and other negotiable or transferable instruments.

(P) To amalgamate or enter into partnership or any joint purse or profit-sharing arrangement with and to co-operate in any way with or assist or subsidise any company, firm or persons, and to purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any person, body or company carrying on any business which the Company is authorised to carry on or possessed of any property suitable for the purposes of the Company.

(Q) To promote or concur in the promotion of any company, the promotion of which shall be considered desirable.

(R) To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the payment and repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of the Company or not, and to give all kinds of indemnities.

(S) To sell, lease, grant licences, easements and other rights over, and in any other manner deal with or dispose of, the undertaking, property, assets, rights and effects of the Company or any part thereof for such consideration as may be thought fit, and in particular for stocks, shares or securities of any other company whether fully or partly paid up.

(T) To procure the registration or incorporation of the Company in or under the laws of any place outside England.

(U) To subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object or for any exhibition, or for any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interests of its members.

(V) To grant pensions or gratuities to any employees or ex-employees and to officers and ex-officers (including Directors and ex-Directors) of the Company or its predecessors in business, or the relations, connections or dependants of any such persons, and to establish or support associations, institutions, clubs, funds and trusts which may be considered calculated to benefit any such persons or otherwise advance the interests of the Company or of its members, and to establish and contribute to any scheme for the purchase by trustees of shares in the Company to be held for the benefit of the Company's employees (including Directors holding a salaried employment or office in the Company or any subsidiary company), and to lend money to the Company's employees (other than Directors) to enable them to purchase shares of the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with its employees or any of them.

(W) To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others.

(X) To do all such other things as may be considered to be incidental or conducive to the above objects or any of them.

And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in anywise limited by reference to any other paragraph or the order in which the same occur or the name of the Company.

5.   The liability of the Members is limited.

6. The capital of the Company is 'L'183,931,647, divided into 1,471,453,176 shares of 12.5p each.

We, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

--------------------------------------------------------------------------------
  NAMES, ADDRESSES AND DESCRIPTIONS OF         Number of Shares taken by
              SUBSCRIBERS                            each Subscriber
--------------------------------------------------------------------------------
                                                    Preference Shares
ALBERT E. REED                                             Fifty
50, Cannon Street,
London EC
Paper Manufacturer.

HENRY HOLLOWAY,                                            Fifty
Victoria Wharf,
Belvedere Road,
London SE
Contractor.

WILLIAM A. POSNETT,                                        Fifty
239 Long Lane,
London SE
Leather Manufacturer.

CHARLES L. STEVENS                                         Fifty
Tovil Mills,
Maidstone
(Manager, Paper Mills).

STANLEY COUSINS,                                           Fifty
50 Cannon Street,
London EC
Paper Salesman.

FRANK FERGUSON EDWARDS,                                     One
50 Cannon Street,
London EC
Accountant.

ALBERT G. MICKLEBURGH,                                      One
50 Cannon Street,
London EC
Secretary to Public Company.

JAS BOURNE BENSON,
1, Clement's Inn, WC
Solicitor
--------------------------------------------------------------------------------

Dated the 26th day of May, 1903.

Witness to the signatures of all the above subscribers:

No. 77536

                         THE COMPANIES ACTS 1862 TO 1900
                                       and
                         THE COMPANIES ACTS 1948 TO 1981
                                       and
                             THE COMPANIES ACT 1985



                      -----------------------------------
                            COMPANY LIMITED BY SHARES
                      -----------------------------------



                                   MEMORANDUM



                    (Altered by Special Resolutions passed on
             the 29th day of July, 1970, the 26th day of July, 1988,
            the 24th day of July, 1990 and the 15th day of April 1999
                      and by a resolution of the directors
                      passed on the 2nd day of March 1982)



                             ARTICLES OF ASSOCIATION


                    (Adopted by Special Resolution passed on
                           the 19th day of April 1995)

                                       of

                            REED INTERNATIONAL P.L.C.

                  ===========================================

                     Incorporated the 28th day of May, 1903

                  ===========================================

                                   MEMORANDUM

                                       OF

                                   ASSOCIATION

THE COMPANIES ACT 1985                                         COMPANY NO. 77536




               ---------------------------------------------------

                        PUBLIC COMPANY LIMITED BY SHARES

               ---------------------------------------------------



                             ARTICLES OF ASSOCIATION

                                       of

                            REED INTERNATIONAL P.L.C.


                (Adopted by special resolution on 16 April 1997,
                    as amended by special resolutions passed
                       on 29 April 1998 and 15 April 1999)


               ---------------------------------------------------


                                   PRELIMINARY

Table A

1. The regulations in Table A as in force at the date of the incorporation of the Company shall not apply to the Company.

Definitions

2. In these Articles, except where the subject or context otherwise requires:

Act means The Companies Act 1985 including any modification or re-enactment thereof for the time being in force;

Articles means these articles of association as altered from time to time by special resolution;

auditors means the auditors for the time being of the Company;

the board means the directors or any of them acting as the board of directors of the Company;

certificated share means a share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

clear days means the period excluding the day when a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Companies Acts has the meaning ascribed thereto by section 744 of the Act and any enactment passed after those Acts which may, by virtue of that or any other such enactment, be cited together with those Acts as the "Companies Acts" (with or without the addition of an indication of the date of any such enactment);

director means a director of the Company;

dividend means dividend or bonus;

employees' share scheme has the meaning ascribed thereto by section 743 of the Act;

holder means, in relation to any shares, the member whose name is entered in the register as the holder of such shares;

issuer-instruction shall have the meaning ascribed to it in the Regulations;

London Stock Exchange means the London Stock Exchange Limited;

member means a member of the Company;

Memorandum means the memorandum of association of the Company as amended from time to time;

office means the registered office of the Company;

Ordinary Share means an ordinary share of 12.5p in the capital of the Company;

Operator shall have the meaning ascribed to it in the Regulations;

Operator-instruction shall have the meaning ascribed to it in the Regulations;

paid means paid or credited as paid;

participating security shall have the meaning ascribed to it in the Regulations;

recognised person means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, each of which terms has the meaning given to it by section 185(4) of the Act;

register means the register of members of the Company;

Regulations means the Uncertified Securities Regulations 1995;

relevant system shall have the meaning ascribed to it in the Regulations;

seal means the common seal of the Company and includes any official seal kept by the Company by virtue of section 39 or 40 of the Act;

secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

uncertificated share means a share in the capital of the Company which is recorded on the register as being held in uncertificated form and title to which may, by virtue of the Regulations, be transferred by means of a relevant system and references in these Articles to a share being held in uncertificated form shall be construed accordingly; and

United Kingdom means Great Britain and Northern Ireland.

Construction

3. References to a document being executed include references to its being executed under hand or under seal or by any other method.

References to writing include references to any visible substitute for writing and to anything partly in one form and partly in another form.

Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

Save as aforesaid any words or expressions defined in the Act and the Regulations (but excluding any modification thereof not in force at the date of adoption of these Articles) shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

Subject to the preceding paragraph, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Headings are inserted for convenience only and do not affect the construction of these Articles.

In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director holding executive office and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

                                  SHARE CAPITAL

Share Capital

4. The authorised share capital of the Company at the date of the adoption of these Articles is 'L'183,931,647 divided into 1,471,453,176 shares of 12.5p each.

Shares with special rights

5. Subject to the provisions of the Companies Acts and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the board shall determine.

Uncertificated shares

6.1 Subject to the provisions of the Regulations, the board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security.

Not separate class of shares

6.2 Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:

(a)  is held in uncertificated form; or

(b) is permitted in accordance with the Regulations to become a participating security.

Exercise of Company's entitlements in respect of uncertificated share

6.3 Where any class of shares is a participating security and the Company is entitled under any provision of the Companies Acts, the Regulations or the Articles to sell, transfer or otherwise dispose of, forfeit, redeem, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Acts, the Regulations, the Articles and the facilities and requirements of the relevant system:

(a) to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

(b) to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c) to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice; and

(d) to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

Allotment

7. Subject to the provisions of the Companies Acts relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant thereto, and, in the case of redeemable shares, the provisions of Article 8, all unissued shares for the time being in the capital of the Company shall be at the disposal of the board, and the board may (subject as aforesaid) allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as it thinks fit.

Redeemable shares

8. Subject to the provisions of the Companies Acts, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by these Articles.

Authority to allot relevant securities under Section 80 of the Act

9. The Company may at any time and from time to time pass an ordinary resolution referring to this Article and authorising the directors to allot relevant securities (as defined for the purposes of Section 80 of the Act) and, upon the passing of such ordinary resolution:

(a) the directors shall be generally and unconditionally authorised to allot relevant securities provided that the nominal amount of such securities shall not exceed in aggregate the sum specified in such ordinary resolution; and

(b) any such authority shall expire on the day five years after the passing of such ordinary resolution (or on such earlier day as may be specified in such ordinary resolution), save that the Company shall be entitled before such expiry to make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors shall be entitled to allot relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired.

Disapplication of pre-emption rights under Section 95 of the Act

10. The Company may resolve by special resolution, referring to this Article, that the directors be empowered to allot equity securities (as defined for the purposes of Sections 89 to 96 inclusive of the Act) for cash and, upon the passing of such special resolution, the directors shall (subject to their being authorised to allot relevant securities in accordance with Section 80 of the
Act) be empowered to allot (pursuant to any such authority) equity securities for cash as if Section 89(1) of the Act did not apply provided that such power shall be limited:

(a) to the allotment of equity securities in connection with a rights issue in favour of the holders of Ordinary Shares where the equity securities respectively attributable to the interests of all such holders are proportionate (as nearly as may be) to the respective value of the Ordinary Shares held by them but subject to such exclusions or other arrangements as the board may deem necessary or expedient to deal with:

     (i)   fractional entitlements; or

     (ii) directions from any holders of Ordinary Shares to deal in some other manner with their respective entitlements; or

     (iii) legal or practical problems arising in any overseas territory or by virtue of shares being represented by American Depositary Shares; or

     (iv)  the requirements of any regulatory body or stock exchange; and

(b) to the allotment of equity securities pursuant to the terms of any share scheme for employees approved by the members in general meeting; and

(c) to the allotment (otherwise than pursuant to sub-paragraph (a) or (b) above) of equity securities having, in the case of relevant shares (as so defined), a nominal amount or, in the case of other equity securities, giving the right to subscribe for or convert into relevant shares having a nominal amount, not exceeding in aggregate the sum specified in such special resolution, and such power shall expire on the date of the annual general meeting of the Company next following the passing of such special resolution, save that the Company shall be entitled before such expiry to make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors shall be entitled to allot equity securities in pursuance of such offer or agreement as if the power conferred hereby had not expired.

Commissions

11. The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Acts. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other or by the grant of an option to call, within a specified time, for a specified number or amount of shares in the Company at a specified price being not less than par.

Trusts not recognised

12. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except an absolute right to the entirety thereof in the holder.

Joint holders

13. The Company shall not be bound to register more than four persons as joint holders of any share (except in the case of executors or administrators of a deceased member), and any one of such registered joint holders may give effectual receipts for any dividend or other moneys payable in respect of such share.

                               VARIATION OF RIGHTS

Method of varying rights

14.1 Whenever the capital of the Company is divided into different classes of shares, all or any of the special rights or privileges attached to any class may be varied or abrogated, either with the consent in writing of holders of three-fourths in nominal value of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of that class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up. To every such separate general meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that:

(a) the necessary quorum at any such meeting (other than adjourned meeting) shall be two persons holding or representing by proxy not less than one-third in nominal amount of the issued shares of the class;

(b) at an adjourned meeting, the necessary quorum shall be one person holding shares of the class or his proxy;

(c) the holders of shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively; and

(d) a poll may be demanded by any one holder of shares of the class whether present in person or by proxy.

Separate class of share

14.2 For the purposes of this Article, any particular issue of shares not carrying the same rights (whether as to rate of dividend, redemption or otherwise) as any other shares for the time being in issue shall be deemed to constitute a separate class of share.

When rights deemed to be varied

14.3 Unless otherwise expressly provided by the terms of these Articles, the special rights or privileges attached to any class of shares shall be deemed to be varied or abrogated by the creation or issue of further shares ranking pari passu therewith.

No variation of rights

14.4 For the purposes of this Article, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall not be deemed to be varied by the Company permitting, in accordance with the Regulations, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.

                               SHARE CERTIFICATES

Members' rights to certificates

15. Every member, upon becoming the holder of any certificated share (except a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate), shall be entitled, without payment, to one certificate for all the certificated shares of each class held by him (and, upon transferring a part of his holding of certificated shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his certificated shares upon payment for every certificate after the first of such reasonable sum as the board may from time to time determine. Subject to Article 141 every certificate shall be sealed with the seal or executed in accordance with
Article 143 and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The Company shall not be bound to issue more than one certificate for certificated shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

Replacement certificates

16. Any member holding two or more certificates representing shares of any one class may request the cancellation of such certificates and the Company shall issue a single new certificate for such shares in lieu without charge.

If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity (with or without security) and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

                                      LIEN

Company to have lien on shares

17. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share. The board may at any time (generally or in particular cases) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to any amount (including dividends) payable in respect of it.

Enforcement of lien by sale

18.1 The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder or otherwise by operation of law, demanding payment and stating that if the notice is not complied with the shares may be sold.

Giving effect to sale

18.2 To give effect to any such sale the board may, if the share is a certificated share, authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. If the share is an uncertificated share, the board may exercise any of the Company's powers under Article 6.3 to effect the sale of the share to, or in accordance with the directions of, the Purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in relation to the sale and the remedy of any person aggrieved by any such sale shall be in damages only and solely against the Company.

Application of proceeds

18.3 The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable, and any residue shall (if the share sold is a certificated share), on surrender to the Company for cancellation of the certificate in respect of the share sold and whether the share sold is a certificated or uncertificated share, subject to a like lien for any moneys not presently payable as existed upon the shares before the sale, be paid to the person entitled to the shares at the date of the sale.

                                 CALLS ON SHARES

Power to make calls

19. Subject to the terms of allotment, the board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

Time when call made

20. A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

Liability of joint holders

21. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

Interest payable

22. If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid, at the rate fixed by the terms of allotment of the shares or in the notice of the call or, if no rate is fixed, such rate, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined by the Act), as may be determined by the board, and shall also pay all costs, charges and expenses which the Company may have incurred or become liable for in order to procure payment of or in consequence of the non-payment of such call or instalment, but the board shall be at liberty to waive payment of such interest, costs, charges and expenses wholly or in part.

Deemed calls on allotment

23. An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment, and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

Differentiation on calls

24. Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees and/or holders in the amounts and times of payment of calls on their shares.

Payment of calls in advance

25. The board may, if it thinks fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made, and may pay upon all or any of the moneys so advanced (until the same would but for such advance become presently payable) interest at such rate as may be agreed upon between the directors and such member. The directors may, on giving one month's notice, repay to any member the amount of any such advance payment made by him.

Rights suspended if payment in arrears

26. No member shall be entitled to receive any dividend or other moneys, or (save as proxy for another member) to be present or vote at any general meeting, either personally or by proxy, or to exercise any privilege as a member, or be counted in a quorum in respect of any share held by him (whether alone or jointly with any other person), if and so long as he shall have defaulted in payment of any call or other sum for the time being due and payable on such share or any interest or expenses (if any) payable in connection therewith.

                            FORFEITURE AND SURRENDER

Notice requiring payment of call

27. If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may give to the person from whom it is due not less than fourteen clear days' notice in writing requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the

Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for non-compliance

28. If any such notice is not complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before the forfeiture the holder of the share, and an entry of such notice having been given and of the forfeiture with the date thereof shall forthwith be made in the register opposite the entry of the share; but no forfeiture shall be invalidated by any omission or neglect to give such notice or to make such entries.

Sale of forfeited shares

29. Subject to the provisions of the Companies Acts, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was before the forfeiture the holder or to any other person, and at any time before sale, re-allotment or other disposal the forfeiture may be cancelled on such terms as the board thinks fit. Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person the board may authorise some person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the board may exercise any of the Company's powers under Article 6.3. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

Liability following forfeiture

30. A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest thereon at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at such rate, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act) as the board may determine, from the date of forfeiture until payment, but the board may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

Surrender

31. The board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Extinction of rights

32. The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Companies Acts given or imposed in the case of past members.

Evidence of forfeiture or surrender

33. A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

Power to annul forfeiture or surrender

34. Notwithstanding any such forfeiture as aforesaid, the directors may, at any time before the forfeited or surrendered share has been sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon payment of all calls and interest due on, and costs, charges and expenses incurred in respect of, the share, and on such further conditions (if any) as they may think fit.

                               TRANSFER OF SHARES

Form and execution of transfer of certificated shares

35. The instrument of transfer of a certificated share may be in any usual form or in any other form which the board may approve and shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

Form and execution of transfer of uncertificated shares

36.1 All transfers of uncertificated shares shall be made in accordance with and be subject to the Regulations and the facilities and requirements of the relevant system concerned.

Transfers of partly paid shares

36.2 The board may in its absolute discretion, and without giving any reason, refuse to register the transfer of a share which is not fully paid provided that such refusal does not prevent dealings in the share from taking place on an open and proper basis.

Invalid transfers of certificated shares

37.1 The board may refuse to register the transfer of a certificated share unless the instrument of transfer:

(a) is lodged, duly stamped, at the office or at such other place as the board may appoint accompanied by the certificate for the shares to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(b)  is in respect of only one class of shares; and

(c)  is in favour of not more than four transferees.

Transfers by recognised persons

37.2 In the case of a transfer of a certificated share by a recognised person, the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

Notice of refusal to register

38. If the board refuses to register the transfer, it shall send to the transferee notice of the refusal within two months after the date on which the instrument of transfer was lodged with the Company or the Operator-instruction was received, as the case may be.

Suspension of registration

39. The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the board may determine, except that the board may not suspend the registration of transfers of any participating security without the consent of the Operator of the relevant system.

No fee payable on registration

40. No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

Retention of transfers

41. The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

                             TRANSMISSION OF SHARES

Transmission

42. If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him.

Elections permitted/required

43.1 A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may, upon such evidence being produced as the board may properly require as to his entitlement (and, in the case of uncertificated shares, subject to compliance with such other procedures consistent with the facilities and requirements of the relevant system concerned), elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered, he shall execute an instrument of transfer of the share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to any such notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

Withholding of dividends

43.2 The board may at any time give notice requiring any such person to elect either to be registered himself (and, in the case of uncertificated shares, subject to compliance with such other procedures consistent with the facilities and requirements of the relevant system concerned) or to transfer the share and if the notice is not complied with within sixty days the board may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Rights of persons entitled by transmission

44. A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall, upon such evidence being produced as the board may properly require as to his entitlement and subject to the requirements of Article 43.1, have the same rights in relation to the share as he would have had if he were the holder of the share, and may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of or to attend or vote at any meeting of the Company or to receive notice of or to attend or vote at any separate meeting of the holders of any class of shares in the Company.

                           ALTERATION OF SHARE CAPITAL

Alterations by ordinary resolution

45. The Company may by ordinary resolution:

(a) increase its share capital by such sum to be divided into shares of such amount as the resolution prescribes;

(b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c) subject to the provisions of the Companies Acts, sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

(d) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

New shares subject to these Articles

46. All new shares shall be subject to the provisions of these Articles with reference to payment of calls, lien, forfeiture, transfer, transmission and otherwise, and, unless otherwise provided by these Articles, by the resolution creating the new shares or by the conditions of issue, the new shares shall be unclassified shares.

Consolidation and fractions arising

47. Whenever as a result of a consolidation or sub-division of shares any fractions, or other difficulties, arise, the board may settle the matter in any manner it deems fit and, in particular, may sell to any person (including, subject to the provisions of the Companies Acts, the Company) shares representing fractions to which any members would otherwise become entitled and, as between the holders of shares which are consolidated, may determine which shares are consolidated into each consolidated share and, where shares registered in the name of different holders are consolidated, may make such arrangements for the allocation, acceptance or sale of the consolidated share and, in each case, distribute the net proceeds of sale in due proportion among those members or those holders or determine that the net proceeds of sale be retained for the benefit of the Company. Where the shares to be sold are held in certificated form, the board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. Where the shares to be sold are held in uncertificated form, the board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

Power to reduce capital

48. Subject to the provisions of the Companies Acts, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

                             PURCHASE OF OWN SHARES

Power to purchase own shares

49. Subject to and in accordance with the provisions of the Companies Acts and without prejudice to any relevant special rights attached to any class of shares, the Company may purchase any of its own shares of any class (including redeemable shares) at any price (whether at par or above or below par), and so that any shares to be so purchased may be selected in any manner whatsoever. Every contract for the purchase of, or under which the Company may become entitled or obliged to purchase, shares in the Company shall be authorised by such resolution of the Company as may be required by the Companies Acts and by an extraordinary resolution passed at a separate general meeting of the holders of each class of shares (if any) which, at the date on which the contract is authorised by the Company in general meeting, entitle them, either immediately or at any time later on, to convert all or any of the shares of that class held by them into equity share capital of the Company.

                         CONVERSION OF SHARES INTO STOCK

Power to convert into stock

50. The Company may from time to time by ordinary resolution convert all or any of its paid-up shares into stock, and may from time to time in like manner re-convert such stock into paid-up shares of any denomination.

Transfer of stock

51. When any shares have been converted into stock, the several stockholders may transfer their respective interests therein, or any part of such interests, in the same manner and subject to the same regulations and restrictions as would have applied to the shares from which the stock arose if they had not been converted, or as near thereto as circumstances will permit. The directors may, from time to time, if they think fit, fix the minimum amount of stock transferable, provided that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

Rights of stockholders

52. A stockholder shall, according to the amount of stock held by him, have the same rights, privileges and advantages in all respects as if he was the holder of the shares from which the stock arose, but so that no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on a winding up) shall be conferred by an amount of stock which, if existing in shares, would not have conferred such right, privilege or advantage. No such conversion shall affect or prejudice any preferential or special right or restriction.

                                GENERAL MEETINGS

Types of general meeting

53. All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings. The board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Act.

Class meetings

54. All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a) the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting; and

(b) any holder of shares of the class present in person or by proxy may demand a poll; and

(c) each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

Convening general meetings

55. Subject to the provisions of Article 53, the board may call general meetings whenever and at such times and places as it shall determine and, on the requisition of members pursuant to the provisions of the Companies Acts, shall forthwith proceed to convene an extraordinary general meeting and, if the board fails to comply with such requisition, the requisitionists may call an extraordinary general meeting in accordance with the Companies Acts. If there are not within the United Kingdom sufficient directors to call a general meeting, any director of the Company may call a general meeting. General meetings may also be convened in accordance with Article 130.

                           NOTICE OF GENERAL MEETINGS

Period of notice

56.1 An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a director shall be called by at least twenty-one clear days' notice. All other extraordinary general meetings shall be called by at least fourteen clear days' notice.

To whom notice shall be given

56.2 Subject to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to each of the directors and to the auditors for the time being of the Company, save that no notice need be given to members whose shares the Company is entitled to sell pursuant to Article 168.

Setting of record date

56.3 For the purposes of giving notice to members of any general meeting, the board may determine that the members entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the board, such day not being more than twenty-one days before the day that the notice of the general meeting is despatched.

Uncontactable shareholders

57. Subject to the provisions of the Act, if on two consecutive occasions notices or any other documents have been sent by post to a member at his registered address but have been returned undelivered, then the member shall not be entitled to receive any subsequent notice or other documents until he has given to the Company a new registered address or has notified the Company in writing that such notices or other documents should continue to be sent to his registered address. For the purposes of this Article references to registered address mean, in the case of a member whose registered address is not within the United Kingdom, any address within the United Kingdom given by him to the Company for the service of notices or other documents. References to other documents do not include references to dividend warrants or cheques, which the Company shall be entitled to cease sending in accordance with the provisions of
Article 156.

Contents of notice

58. The notice shall specify the time and place of the meeting and, in the case of special business, the general nature of such business. All business shall be deemed special that is transacted at an extraordinary general meeting and also all business that is transacted at an annual general meeting with the exception of:

(a)  the declaration of dividends;

(b) the consideration and adoption of the accounts and balance sheet and the reports of the directors and auditors and other documents required to be annexed to the accounts;

(c) the appointment and re-appointment of directors where special notice of the resolution for such appointment or re-appointment is not required by the Companies Acts;

(d) the appointment of auditors where special notice of the resolution for such appointment is not required by the Companies Acts; and

(e) the fixing of, or the determining of the method of fixing, the remuneration of the directors and/or auditors.

The notice shall, in the case of an annual general meeting, specify the meeting as such, and, in the case of a meeting to pass a special or extraordinary resolution, specify the intention to propose the resolution as a special or extraordinary resolution, as the case may be.

General meetings at more than one place

59.1 The provisions of this Article shall apply if any general meeting is convened at or adjourned to more than one place.

Notice and conditions for holding

59.2 The notice of the meeting or adjourned meeting shall specify the place at which the chairman of the meeting shall preside (the Specified Place) and the directors shall make arrangements for simultaneous attendance and participation at other places (whether adjoining the Specified Place or in a different and separate place or places altogether or otherwise) by members, provided that persons attending at any particular place shall be able to see and hear and be seen and heard (whether by audio-visual links or otherwise) by persons attending at the other places at which the meeting is convened.

Controlling level of attendance

59.3 The directors may from time to time make such arrangements for the purpose of controlling the level of attendance at any such place (whether involving the issue of tickets or the imposition of some means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a member who is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places; and the entitlement of any member so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

Place of meeting

59.4 For the purposes of all other provisions of these Articles any such meeting shall be treated as being held at the Specified Place.

Adjournment to more than one place

59.5 If a meeting is adjourned to more than one place, notice of the adjourned meeting shall be given notwithstanding any other provision of these Articles.

Accidental omission to give notice

60. The accidental omission to give notice of a meeting, or to send a form of proxy with a notice where required by these Articles, to any person entitled to receive the same, or the non-receipt of a notice of meeting or form of proxy by any such person, shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

Quorum

61. No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, two persons present in person or by proxy and entitled to vote upon the business to be transacted shall be a quorum.

If quorum not present

62. If such a quorum is not present within five minutes (or such longer time not exceeding thirty minutes as the chairman of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chairman of the meeting may determine. If at the adjourned meeting a quorum is not present within fifteen minutes after the time appointed for holding the meeting, the meeting shall be dissolved.

Chairman

63. The chairman, if any, of the board or, in his absence, any deputy chairman of the board or, in his absence, some other director nominated by the board shall preside as chairman of the meeting, but if neither the chairman, deputy chairman nor such other director (if any) is present within five minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman. If there is only one director present and willing to act, he shall be chairman. If no director is willing to act as chairman, or if no director is present within five minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

Directors entitled to speak

64. A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

Adjournments

65.1 The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. In addition, the chairman may adjourn the meeting to another time and place without such consent if it appears to him that it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present. When a meeting is adjourned for thirty days or more or for an indefinite period, at least seven clear days' notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Validity of proxy at adjourned meeting

65.2 Any member who, by reason of an adjournment, is unable to be present at the adjourned meeting may nevertheless execute a form of proxy for the adjourned meeting which, if delivered by him to the chairman or the secretary, shall be valid even though it is given at less notice than would otherwise be required by these Articles.

Amendments to resolutions

66. If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted upon. In the case of a resolution duly proposed as a special or extraordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

Methods of voting

67. A resolution put to the vote of a general meeting shall be decided on a show of hands unless, before or on the declaration of the result of a vote on the show of hands or on the withdrawal of any other demand for a poll, a poll is duly demanded. Subject to the provisions of the Companies Acts, a poll may be demanded by:

(a)  the chairman of the meeting or any director present at the meeting; or

(b) at least five members present in person or by proxy having the right to vote on the resolution; or

(c) any member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution; or

(d) any member or members present in person or by proxy holding shares conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right, and a demand by a person as proxy for a member shall be the same as a demand by the member provided that no poll shall be demanded on the election of a chairman of the meeting.

Declaration of result

68. Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Withdrawal of demand for poll

69. The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other member entitled may demand a poll.

Conduct of poll

70. A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

Chairman's casting vote

71. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

When poll to be taken

72. A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

Notice of poll

73. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

Effectiveness of special and extraordinary resolutions

74. Where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective and where for any purpose an extraordinary resolution is required a special resolution shall also be effective.

Resolutions in writing

75. A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more of the members.

                                VOTES OF MEMBERS

Right to vote

76. Subject to any rights or restrictions attached to any shares, on a show of hands every member who is present in person shall have one vote and on a poll every member present in person or by proxy shall have one vote for every share of which he is the holder.

Setting of record time

77. For the purposes of determining which persons are entitled to attend and vote at a general meeting, the board may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting.

Votes of joint holders

78. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

Member under incapacity

79. A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court or official, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

Calls in arrears

80. No member shall be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

Section 212 of the Act, restrictions if in default

81.1 If at any time the board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 212 of the Act (a section 212 notice) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the board may, in its absolute discretion at any time thereafter by notice (a direction notice) to such member direct that:

(a) in respect of the shares in relation to which the default occurred (the default shares, which expression includes any shares issued after the date of the section 212 notice in respect of those shares) the member shall not be entitled to vote at a general meeting or at a separate meeting of the holders of that class of shares either personally or by proxy;

(b) where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class, then the direction notice may additionally direct that in respect of the default shares, no payment shall be made by way of dividend.

Copy of notice to interested persons

81.2 The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

When restrictions cease to have effect

81.3 Any direction notice shall cease to have effect when the board is satisfied that such member and any other person appearing to be interested in shares held by such member, has given to the Company the information required by the relevant section 212 notice.

Board may cancel restrictions

81.4 The board may at any time give notice cancelling a direction notice.

Provisions supplementary to Article 81

82.1 For the purposes of Article 81:

(a) a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said section 212 which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the shares and (after taking into account the said notification and any other relevant section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b) the prescribed period is 14 days from the date of service of the section 212 notice.

Section 216 of the Act

82.2 Nothing contained in Article 81 shall limit the power of the Company under section 216 of the Act.

Errors in voting

83. If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment thereof, and it is in the opinion of the Chairman of the meeting of sufficient magnitude to vitiate the result of the voting.

Objection to voting

84. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered, and every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

Supplementary provisions on voting

85. On a poll votes may be given either personally or by proxy. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

                      PROXIES AND CORPORATE REPRESENTATIVES

Appointment of proxy

86. An instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney or, if the appointor is a corporation, either under its common seal or the hand of a duly authorised officer, attorney or other person authorised to sign it.

Form of proxy

87. Instruments of proxy shall be in any usual form or in any other form which the board may approve (which shall include provision for two-way voting) and the board may, if it thinks fit, but subject to the provisions of the Act, at the Company's expense send out with the notice of any meeting forms of instrument of proxy for use at the meeting. Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion.

Delivery of form of proxy

88. The instrument appointing a proxy and any power of attorney or other written authority under which it is executed or an office or notarially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 of such power or written authority shall:

(a) be deposited by personal delivery or post at the office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b) in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c) where the poll is not taken at the meeting at which it was demanded but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid. No instrument of proxy shall be valid after the expiration of twelve months from the date stated in it as the date of its execution. When two or more valid instruments of proxy are delivered in respect of the same share for use at the same meeting, the one which was executed last shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was executed last, none of them shall be treated as valid in respect of that share.

Power of members abroad to appoint attorney

89. Any member residing out of or absent from the united Kingdom may, by power of attorney, appoint any person to be his attorney for the purpose of voting at any meeting, and such power may be a special power limited to any particular meeting, or a general power extending to all meetings at which such member is entitled to vote. Every such power shall be produced at the Office and left there for at least forty-eight hours before being acted upon.

Validity of form of proxy

90. The instrument of proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

Corporate representatives

91. Any corporation or corporation sole which is a member of the Company may (in the case of a corporation, by resolution of its directors or other governing body or by authority to be given under seal or under the hand of an officer duly authorised by it) authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class of shares. A person so authorised shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise if it were an individual member of the Company and the grantor shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it.

Revocation of authority

92. A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the office or at such other place at which the instrument of proxy was duly deposited at least 6 hours before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

                               NUMBER OF DIRECTORS

Limits on number of directors

93. Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall be not less than five nor more than twenty in number.

                     APPOINTMENT AND RETIREMENT OF DIRECTORS

Number of directors to retire

94. At every annual general meeting one-third of the directors or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office; but:

(a) if any director has at the start of the annual general meeting been in office for more than three years since his last appointment or re-appointment, he shall retire; and

(b) if there is only one director who is subject to retirement by rotation, he shall retire.

Which directors to retire

95. Subject to the provisions of the Companies Acts and these Articles, the directors to retire by rotation shall be those who have been longest in office since their last appointment or re-appointment, but as between persons who became or were last re-appointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. The directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the board at the date of the notice convening the annual general meeting and no director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the directors after the date of the notice but before the close of the meeting.

When director deemed to be re-appointed

96. If the Company, at the meeting at which a director retires by rotation or otherwise, does not fill the vacancy, the retiring director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the director is put to the meeting and lost.

Eligibility for election

97. No person other than a director retiring by rotation shall be appointed a director at any general meeting unless:

(a)  he is recommended by the board; or

(b) not less than ten nor more than 42 clear days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been given to the Company of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company's register of directors, together with notice executed by that person of his willingness to be appointed.

Separate resolutions on appointment

98. Except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a director shall be effected by a separate resolution.

Additional powers of the Company

99. Subject as aforesaid, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.

Appointment by board

100. The board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and in either case whether or not for a fixed term, provided that the appointment does not cause the number of directors to exceed the number fixed by or in accordance with these Articles as the maximum number of directors. Irrespective of the terms of his appointment, a director so appointed shall hold office only until the next following general meeting and shall not be taken into account in determining the directors who are to retire by rotation at the meeting. If not re-appointed at such general meeting, he shall vacate office at its conclusion.

Position of retiring directors

101. A director who retires at an annual general meeting may, if willing to act, be re-appointed. If he is not re-appointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

Age limit

102. No person shall be disqualified from being appointed or re-appointed a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of seventy years or any other age nor shall it be necessary by reason of his age to give special notice under the Companies Acts of any resolution. Where the board convenes any general meeting of the Company at which (to the knowledge of the board) a director will be proposed for appointment or re-appointment who at the date for which the meeting is convened will have attained the age of seventy years or more, the board shall give notice of his age in years in the notice convening the meeting or in any document accompanying the notice, but the accidental omission to do so shall not invalidate any proceedings, or any appointment or re-appointment of that director, at that meeting.

No share qualification

103. A director shall not be required to hold any shares of the Company by way of qualification.

                               ALTERNATE DIRECTORS

Power to appoint alternates

104. Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the board and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

Alternates entitled to receive notice

105. An alternate director shall be entitled to receive notice of all meetings of the board and of all meetings of committees of the board of which his appointor is a member, to attend and vote at any such meeting at which his appointor is not personally present, and generally to perform all the functions of his appointor (except as regards power to appoint an alternate) as a director in his absence. It shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom.

Alternates representing more than one director

106. A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the board or any committee of the board to one vote for every director whom he represents (and who is not present) in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present, save when such quorum exceeds two when he shall count one for himself and one for each director whom he represents.

Expenses and remuneration of alternates

107. An alternate director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not in respect of his services as an alternate director be entitled to receive any remuneration from the Company except such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct. An alternate director shall be entitled to be indemnified by the Company to the same extent as if he were a director.

Termination of appointment

108. An alternate director shall cease to be an alternate director:

(a) if his appointor ceases to be a director; but, if a director retires by rotation or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his re-appointment;

(b) on the happening of any event which, if he were a director, would cause him to vacate his office as director; or

(c)  if he resigns his office by notice to the Company.

Method of appointment and revocation

109. Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 104) upon receipt of such notice at the office.

Alternate not an agent of appointor

110. Save as otherwise expressly provided in these Articles, an alternate director shall be deemed for all purposes to be a director and, accordingly, except where the context otherwise requires, references to a director shall be deemed to include a reference to an alternate director. An alternate director shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

                               POWERS OF THE BOARD

Business to be managed by board

111. Subject to the provisions of the Companies Acts, the Memorandum and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the board which may exercise all the powers of the Company, including the power to dispose of all or any part of the undertaking of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the board by these Articles and a meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

                        DELEGATION OF POWERS OF THE BOARD

Committees of the board

112. The board may delegate any of its powers to any committee consisting of one or more directors. The board may also delegate to any director holding any executive office such of its powers as the board considers desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered. The board may co-opt on to any such committee persons other than directors, who may enjoy voting rights in the committee (co-opted members) provided that the co-opted members shall not exceed in number those members who are directors and that no resolution of any committee shall be effective unless when it was passed the co-opted members present did not exceed in number those members present who were directors. Subject to any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying.

Local boards, etc.

113. The board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board (other than their power to make calls, forfeit shares, borrow money or issue debentures, shares or other securities), with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article may be made upon such terms and subject to such conditions as the board may decide and the board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Agents

114. The board may, by power of attorney or otherwise, appoint any person or persons to be the agent or agents of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines, including authority for the agent or agents to delegate all or any of his or their powers, authorities and discretions, and may revoke or vary such delegation.

                                BORROWING POWERS

Power to borrow

115.(1) Subject as hereinafter provided, the board may exercise all the powers of the Company to borrow money, and to mortgage or charge the whole or any part of its undertaking, property and assets (both present and future) and uncalled capital and (subject, to the extent applicable, to the provisions of the Companies Acts) to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

(2) The board shall, in relation to the borrowings of the Company and its subsidiaries for the time being (in this Article called the Group), restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries (if any) so as to secure (as regards subsidiaries so far as by such exercise they can secure) that the aggregate nominal or principal amount (together with any fixed or minimum premium payable on final repayment) for the time being owing by the Group in respect of moneys borrowed (exclusive of moneys borrowed by the Company from and for the time being owing to any of its subsidiaries or by any such subsidiary from and for the time being owing to the Company or another such subsidiary of the Company) less cash deposits shall not without the previous sanction of an ordinary resolution exceed an amount equal to the higher of (i) five thousand million pounds; and (ii) two and a half times the adjusted total of capital and reserves.

(3) For the purpose of this Article:

(a) the expression "the adjusted total of capital and reserves" means the aggregate of:

     (i) the amount for the time being paid up on the issued share capital of the Company; and

     (ii) the amounts standing to the credit of the consolidated reserves of the Group (including the balances standing to the credit of profit and loss account and share premium account, including the Company's appropriate share of the reserves of its associated undertakings) as shown in the last audited consolidated balance sheet of the Group and of the Company's equity interest in associated undertakings after making such adjustments as in the opinion of the Auditors may be appropriate, including adjustments to take account of any alterations to such reserves resulting from any distributions or any issues of share capital whether for cash or other consideration (including any transfers to share premium account in connection therewith) or any payments up by capitalisation from reserves of share capital theretofore not paid up or any reductions of paid up share capital or share premium account which may have taken place since the date of such balance sheet, less any amounts included in the reserves and appearing on such consolidation as being reserved or set aside for future taxation assessable by reference to profits earned down to the date to which such balance sheets are made up and after adding back an appropriate proportion of the amount of goodwill arising on acquisitions, made since 31 March 1989, of companies and businesses remaining within the Group or associated undertakings of the Company which, as at the date of the last such audited consolidated balance sheet, has been written off against reserves in accordance with United Kingdom accounting practices, the appropriate proportion of an amount of goodwill arising on any such acquisition being such amount thereof as would not have been amortised by such date if such goodwill were to be amortised over forty years;

(b) the expression cash deposits means all cash deposits (otherwise than on current account) with banks (not being the Company or any subsidiary of the Company), certificates of deposit and securities of governments and companies and similar instruments owned by the Company and/or any subsidiary of the Company which are or represent amounts available (or which will become available) for repayment of any moneys borrowed;

(c) the nominal or principal amount of any share capital, debentures or moneys borrowed from any person or body, the beneficial interest in which or the right to payment or repayment of which is not for the time being owned by and the repayment of which is guaranteed or secured by or is the subject of an indemnity given or assumed by the Company or any of its subsidiaries (but in the case of a subsidiary only that proportion thereof as the equity share capital of such subsidiary which is beneficially owned directly or indirectly by the Company bears to the total equity share capital of such subsidiary) shall be deemed to be moneys borrowed by the Company.

(4) For the purpose of this Article capital allotted shall be treated as issued and any capital already called up or payable at any fixed future date shall be treated as already paid up.

(5) Moneys borrowed for the purpose and within four months applied in repaying other borrowed moneys falling to be taken into account shall not themselves be taken into account until such application.

(6) For the purpose of sub-paragraph (2) above there shall be included in the meanings of moneys borrowed and cash deposits such proportion of the money borrowed by, or cash deposits of, a subsidiary company as the equity share capital of such subsidiary which is beneficially owned directly or indirectly by the Company bears to the total equity share capital of such subsidiary and the remainder of the money borrowed by, and the cash deposits of, such subsidiary shall be excluded.

(7) A certificate or report by the auditors for the time being of the Company as to the amount of the adjusted total of capital and reserves or the amount of any moneys borrowed or to the effect that the limit imposed by this Article has not been or will not be exceeded at any particular time or times shall be conclusive evidence of such amount or fact for the purposes of this Article.

(8) No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provision be concerned to see or enquire whether this limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the limit hereby imposed had been or would thereby be exceeded.

                    DISQUALIFICATION AND REMOVAL OF DIRECTORS

Disqualification of a director

116. The office of a director shall be vacated if:

(a) he ceases to be a director by virtue of any provisions of the Companies Acts or these Articles or he becomes prohibited by law from being a director; or

(b) he becomes bankrupt or makes any arrangement or composition with his creditors generally or shall apply to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act; or

(c)  he is, or may be, suffering from mental disorder and either:

      (i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1984; or

     (ii) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(d) he resigns his office by notice to the Company or, having been appointed for a fixed term, the term expires or his office as a director is vacated pursuant to Article 100; or

(e) he shall for more than six consecutive months have been absent without permission of the board from meetings of the board held during that period and his alternate director (if any) shall not during such period have attended in his stead and the board resolves that his office be vacated;

(f) he is requested to resign in writing by all his co-directors. In calculating the number of directors who are required to make such a request to the director, (i) there shall be excluded any alternate director appointed by him acting in his capacity as such; and (ii) a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that the signature of either shall be sufficient.

Power of Company to remove director

117. The Company may, in accordance with and subject to the provisions of the Companies Acts, by ordinary resolution of which special notice has been given, remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement) and, by ordinary resolution, appoint another person in place of a director so removed from office and any person so appointed shall be treated for the purpose of determining the time at which he or any other director is to retire by rotation as if he had become a director on the day on which the director in whose place he is appointed was last elected a director. In default of such appointment the vacancy arising upon the removal of a director from office may be filled as a casual vacancy.

                     REMUNERATION OF NON-EXECUTIVE DIRECTORS

Remuneration of directors

118. The ordinary remuneration of the directors who do not hold executive office for their services (excluding amounts payable under any other provision of these Articles) shall not exceed in aggregate 'L'250,000 per annum or such higher amount as the Company may from time to time by ordinary resolution determine. Subject thereto, each such director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board.

Additional remuneration for special services

119. The directors may grant special remuneration to any director who, being called upon, shall perform any special or extra services to or at the request of the Company. Such special remuneration may be made payable to such director in addition to or in substitution for his ordinary remuneration (if any) as a director, and may, without prejudice to the provisions of Article 118, be made payable by a lump sum or by way of salary or commission on the dividends or profits of the Company or of any other company in which the Company is interested or other participation in any such profits or otherwise, or by any or all or partly by one and partly by another or other of those modes.

                               DIRECTORS' EXPENSES

Directors may be paid expenses

120. The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

                               EXECUTIVE DIRECTORS

Appointment to executive office

121. Subject to the provisions of the Companies Acts, the board may appoint one or more of its body to be the holder of any executive office (except that of auditor) under the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made upon such terms, including terms as to remuneration, as the board determines. The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company by reason thereof.

Termination of appointment to executive office

122. Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cesser. A director appointed to an executive office shall not ipso facto cease to be a director if his appointment to such executive office terminates.

Emoluments to be determined by the board

123. The emoluments of any director holding executive office for his services as such shall be determined by the board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

                              DIRECTORS' INTERESTS

Directors may contract with the Company

124.1 Subject to the provisions of the Companies Acts, and provided that he has disclosed to the board the nature and extent of any material interest of his, a director notwithstanding his office:

(a) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b) may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director;

(c) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(d) shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

Notification of interests

124.2 For the purposes of this Article:

(1) a general notice given to the board that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

(2) an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

Exercise by Company of voting rights

125. The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

                       GRATUITIES, PENSIONS AND INSURANCE

Gratuities and pensions

126.1 The board may (by establishment or maintenance of schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiaries or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance

126.2 Without prejudice to the provisions of Article 177, the board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

Directors not liable to account

126.3 No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Section 719 of the Act

127. Pursuant to section 719 of the Act, the board is hereby authorised to make such provision as may seem appropriate for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the board in accordance with the said section.

                            PROCEEDINGS OF DIRECTORS

Convening meetings

128. Subject to the provisions of these Articles, the board may regulate its proceedings as it thinks fit. A director may, and the secretary at the request of a director shall, call a meeting of the board. Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing or by such other electronic or voice-related means to him at his last known address or any other address given by him to the Company for this purpose. It shall not be necessary to give notice of a board meeting to any director who is for the time being absent from the United Kingdom. No account is to be taken of directors absent from the United Kingdom when considering the adequacy of the period of notice of the meeting. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. Any director may waive notice of a meeting and any such waiver may be retrospective.

Quorum

129. The quorum for the transaction of the business of the board may be fixed by the board and unless so fixed at any other number shall be two. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum. Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.

Powers of directors if number falls below minimum

130. The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting. If there is no director able or willing to act, then any two members may call a general meeting for the purpose of appointing directors.

Chairman and deputy chairman

131. The board may appoint one of their number to be the chairman, and one of their number to be the deputy chairman, of the board and may at any time remove either of them from such office. Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as deputy chairman, shall preside at every meeting of the board at which he is present. If there is no director holding either of those offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

Validity of acts of the board

132. All acts bona fide done by a meeting of the board, or of a committee of the board, or by a person acting as a director or alternate director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote.

Resolutions in writing

133. A resolution in writing signed by all the directors entitled to receive notice of a meeting of the board or of a committee of the board (not being less than the number of directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held, and for this purpose:

(a) a resolution may consist of several documents to the same effect each signed by one or more directors;

(b) a resolution signed by an alternate director need not also be signed by his appointor; and

(c) a resolution signed by a director who has appointed an alternate director need not also be signed by the alternate director in that capacity.

Meetings by telephone, etc.

134. Without prejudice to the first sentence of Article 128, a meeting of the board or of a committee of the board may consist of a conference between directors and (in accordance with Article 112), co-opted members who are not all in one place, but of whom each is able (directly or by video conferencing, telephonic or other similar communication) to speak to each of the others, and to be heard by each of the others simultaneously. A director or co-opted member as the case may be taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating in the conference is assembled, or, if there is no such group, where the chairman of the meeting then is. The word meeting in these Articles shall be construed accordingly.

Directors' power to vote on contracts in which they are interested

135.1 Except as otherwise provided by these Articles, a director shall not vote at a meeting of the board or a committee of the board on any resolution of the board concerning a matter in which he has an interest (other than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company) which (together with any interest of any person connected with him) is to his knowledge material unless his interest arises only because the resolution concerns one or more of the following matters:

(a) the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of, or for the benefit of, the Company or any of its subsidiary undertakings;

(b) the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c) a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(e) a contract, arrangement, transaction or proposal concerning any other body corporate in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 198 to 211 of the Act) representing one per cent. or more of either any class of the equity share capital of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

(f) a contract, arrangement, transaction or proposal for the benefit of employees of the Company or of any of its subsidiary undertakings which does not award him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(g) a contract, arrangement, transaction or proposal concerning any insurance which the Company is empowered to purchase or maintain for or, for the benefit of, any directors of the Company or for persons who include directors of the Company.

Interests of connected person and alternate director

135.2 For the purpose of determining whether a proposal concerns a body corporate in which a director is interested, there shall be disregarded any shares held by a director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust in which the director is only interested as a unit holder. For the purposes of this Article, an interest of a person who is, for any purpose of the Companies Acts (excluding any statutory modification thereof not in force when this Article becomes binding on the Company), connected with a director shall be treated as an interest of the director and, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

Exclusion of director from quorum

136. A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

Decision of chairman final and conclusive

137. If a question arises at a meeting of the board or of a committee of the board as to the entitlement of a director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

                                    SECRETARY

Appointment and removal of secretary

138. Subject to the provisions of the Companies Acts, the secretary shall be appointed by the board for such term, at such remuneration and upon such conditions as it may think fit. The board may, in addition, and at any time and from time to time appoint any person to be assistant or deputy secretary and anything required or authorised to be done by or to the secretary may be done by or to any assistant or deputy secretary so appointed and any secretary or assistant or deputy secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

                                     MINUTES

Minutes required to be kept

139. The board shall cause minutes to be made in books kept for the purpose:

(a)  of all appointments of officers made by the board; and

(b) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the board, and of committees of the board, including the names of the directors present at each such meeting.

Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence without any further proof of the facts therein stated.

                                    THE SEAL

Authority required for use of seal

140. The seal shall only be used by the authority of a resolution of the board or of a committee of the board. The board may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by at least one director and the secretary or by at least two directors. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it by any other means to the document.

Certificates for shares and debentures

141. The board may by resolution determine either generally or in any particular case that any certificates for shares or debentures or representing any other form of security may, in accordance with the Act, have the seal and signatures affixed to them by some mechanical means, or printed thereon or that such certificates need not bear any signature.

Official seal for use abroad

142. The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad.

Execution of instrument as a deed under hand

143. Where the Act so permits, any instrument signed, with the authority of a resolution of the board or of a committee of the board, by one director and the secretary or by two directors and expressed (in whatever form of words) to be executed by the Company shall have the same effect as if executed under the seal, provided that no instrument which makes it clear on its face that it is intended by the persons making it to have effect as a deed shall be signed without the authority of the board.

Delivery of deeds

144. A document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of its having been executed by the Company.

                                    REGISTERS

Overseas and local registers

145. Subject to the provisions of the Companies Acts, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any such regulations as it may think fit respecting the keeping of the register.

Certified copies

146. Any director or the secretary or any person appointed by the board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the

Company or the holders of any class of shares of the Company or the board or any committee of the board and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts. A document purporting to be a copy of a resolution, or the minutes of or an extract from the minutes of a meeting of the Company or the holders of any class of shares of the Company or of the board or any committee of the board that is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract are a true and accurate record of proceedings at a duly constituted meeting.

                                     CHEQUES

Signature of cheques and bills

147. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the directors shall from time to time by resolution determine.

                                    DIVIDENDS

Declaration of dividends

148. Subject to the provisions of the Companies Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

Fixed and interim dividends

149. Subject to the provisions of the Companies Acts, the board may pay fixed dividends on any class of shares carrying an entitlement to fixed dividends, expressed to be payable on fixed dates, on the dates prescribed and, subject thereto, may pay interim dividends if it appears to the board that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The board may also pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment. Provided the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

Apportionment of dividends

150. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

Dividends in specie

151. A general meeting declaring a dividend may, upon the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other body corporate. Where any difficulty arises in regard to the distribution, the board may settle the same as it thinks fit and, in particular, may fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

Scrip dividends

152. The directors may, if authorised by an ordinary resolution of the Company, offer any holders of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the directors) of all or any dividends specified by the ordinary resolution. The following provisions shall apply:

(a) An ordinary resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period.

(b) The entitlement of each holder of shares to new shares shall be such that the relevant value of the entitlement (calculated by reference to the average quotation) shall not be less than and may (with the sanction of a special resolution of the Company) exceed the cash amount (disregarding any tax credit) of the dividend that such holder elects to forego. For this purpose the average quotation of a share shall be the average of the middle market quotations for those shares on The London Stock Exchange, as derived from the Daily Official List, on the day on which the shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution, but shall never be less than the par value of the share.

     A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

(c) On or as soon as practicable after announcing that any dividend is to be declared or recommended, the directors, if they intend to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the directors decide to proceed with the offer, they shall notify the holders of shares in writing of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be lodged in order to be effective.

(d) The directors shall not proceed with any election unless the Company has sufficient unissued shares authorised for issue and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

(e) The directors may exclude from any offer any holders of shares where the directors believe the making of the offer to them would or might involve contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(f) The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the elected shares) and instead additional shares shall be allotted to the holders of the elected shares on the basis stated in (b) above. For such purpose the directors shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account), whether or not the same is available for distribution as the directors may determine, a sum equal to the aggregate nominal amount of the additional shares to be allotted and apply it in paying up in full the appropriate number of unissued shares for allotment and distribution to the holders of the elected shares on the basis stated in (b) above.

(g) The additional shares when allotted shall rank pari passu in all respects with the fully paid shares of the same class then in issue except that they will not be entitled to participation in the relevant dividend.

(h) No fraction of a share shall be allotted. The directors may make such provision as they think fit for any fractional entitlements including provision whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any holder and such accruals or retentions are applied to the allotment of fully paid shares to such holder and/or provision whereby cash payments may be made to holders in respect of their fractional entitlements.

(i) The directors may do all acts and things considered necessary or expedient to give effect to the allotment and issue of any shares pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment and incidental matters and any agreement made under such authority shall be effective and binding on all concerned.

(j) The directors may, in their discretion, amend, suspend or terminate any offer which is in operation.

Where the Ordinary Shares constitute authorised investments for the purposes of the Trustee Investments Act 1961, the directors shall not, in any event (unless otherwise decided by the Company in general meeting), enable holders to forego, under this Article, a nominal amount (being such amount as the directors may decide) of dividend payable on each Ordinary Share in any calendar year.

Permitted deductions

153. The board may deduct from any dividend, or other moneys payable to any member in respect of a share, any moneys presently payable by him to the Company in respect of that share. Where a person is entitled by transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person's transferee) becomes the holder of that share.

Procedure for payment

154.1 Any dividend or other moneys payable in respect of a share may be paid:

(a)  in cash; or

(b) by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

(c) by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated in writing by the holder or person entitled to payment; or

(d) by any other method approved by the board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment, including (without limitation) in respect of an uncertificated share, by means of the relevant system (subject to the facilities and requirements of the relevant system).

Joint entitlement

154.2 If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

(a) pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b) for the purposes of Article 154.1, rely in relation to the share on the written direction, designation or agreement of any one of them.

Payment by post

154.3 A cheque or warrant may be sent by post:

(a) where a share is held by a sole holder, to the registered address of the holder of the share; or

(b) if two or more persons are the holders, to the registered address of the person who is first named in the register; or

(c) if a person is entitled by transmission to the share, as if it were a notice to be given under Article 163; or

(d) in any case, to such person and to such address as the person entitled to payment may in writing direct.

Discharge to Company and risk

154.4 Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, shall be the creation of an assured payment obligation in respect of the dividend or other moneys payable in favour of the settlement bank of the member or other person concerned) shall be a good discharge to the Company. Every cheque or warrant sent in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any other method used by the Company in accordance with Article 154.1.

Interest not payable

155. No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

Forfeiture of unclaimed dividends

156. Any dividend which has remained unclaimed for twelve years from the date when it was declared or became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company. The payment by the board of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee thereof. The Company shall be entitled to cease sending dividend warrants or cheques by post or otherwise in respect of any dividend or other moneys payable on a share if such instruments, sent in accordance with Article 154 above, in respect of that share have been returned to the Company undelivered or left uncashed on at least two consecutive occasions. The entitlement conferred on the Company by this Article in respect of any share shall cease if the holder of that share or person entitled thereto claims a dividend or cashes a dividend warrant or cheque.

                     CAPITALISATION OF PROFITS AND RESERVES

Power to capitalise

157. The board may with the authority of an ordinary resolution of the Company:

(a) subject as hereinafter provided, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including the Company's share premium account and capital redemption reserve, if any;

(b) on the record date specified in the relevant resolution, appropriate the sum resolved to be capitalised to the members or any class of members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares, debentures or other obligations of the Company of a nominal amount equal to that sum, and allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(c) where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision by authorising the sale and transfer to any person of fractions to which any members would become entitled or resolve that the distribution be made as nearly as practicable in the correct proportion but not exactly so or may ignore fractions altogether or resolve that cash payments be made to any members in order to adjust the rights of all parties or otherwise as (in each case) the board determines;

(d) authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for either:

      (i) the allotment to such members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled upon such capitalisation; or

     (ii) the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts, or any part of the amounts, remaining unpaid on their existing shares, and any agreement made under such authority shall be binding on all such members; and

(e) generally do all acts and things required to give effect to such resolution as aforesaid.

                                  RECORD DATES

Record dates for dividends, etc.

158. Notwithstanding any other provision of these Articles, the Company or the board may fix any date as the record date for any dividend, distribution, allotment or issue, and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.

                                    ACCOUNTS

Rights to inspect records

159. No member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by statute or authorised by the board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

Delivery of balance sheets and profit and loss accounts

160. A copy of every balance sheet (which shall be signed by two directors) and profit and loss account (including any documents required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the directors' and auditors' reports shall, at least twenty-one days previous to the meeting, be delivered or sent by post to every member and to every debenture holder of the Company of whose address the Company is aware, and to every other person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Acts or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders, provided that the requirements of this Article shall be deemed satisfied in relation to any member by sending to such member, where permitted by the Companies Acts and instead of such copies, a summary financial statement derived from the Company's annual accounts and the report of the directors and prepared in the form and containing the information prescribed by the Companies Acts and any regulations made thereunder.

                                     NOTICES

When notice required to be in writing

161.1 Any notice to be given to or by any person pursuant to these Articles shall be in writing except that a notice calling a meeting of the board need not be in writing.

Method of giving notice

162.1 The Company may serve or deliver any notice or other document on or to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices or other documents shall be served on or delivered to the joint holder whose name stands first in the register in respect of the joint holding and any notice or other document so served or delivered shall be deemed for all purposes sufficient service on or delivery to all the joint holders. A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise:

(a)  no such members shall be entitled to receive any notice from the Company;
     and

(b) without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact given or purports to be given to such members shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

Any notice or other document required to be sent to or served upon the Company, or upon any officer of the Company, may be sent or served by leaving the same or sending it prepaid through the post addressed to the Company or to such officer at the office.

Deemed receipt of notice

162.2 A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

Notice to persons entitled by transmission

163. A notice or other document may be served or delivered by the Company on or to the persons entitled by transmission to a share, whether in consequence of the death or bankruptcy of a member or otherwise by sending or delivering it, in any manner authorised by these Articles for the service or delivery of a notice or other document on or to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice or other document may be served or delivered in any manner in which it might have been served or delivered if the death or bankruptcy or other event giving rise to the transmission had not occurred.

Transferees etc. bound by prior notice

164. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been duly given to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a share shall be bound by any direction notice issued under Article 81 to a person from whom he derives his title.

When notices by post deemed served

165. Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice sent by post shall be deemed to be given:

(a) if sent by first class post from an address in the United Kingdom or another country to another address in the United Kingdom or, as the case may be, that other country, on the day following that on which the envelope containing it was posted;

(b) if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, on the day following that on which the envelope containing it was posted; and

(c) in any other case, on the second day following that on which the envelope containing it was posted.

Notice during disruption of postal services

166. If at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom as a result of the suspension or curtailment of postal services, notice of such general meeting may be sufficiently given by advertisement in the United Kingdom. Any notice given by advertisement for the purpose of this Article shall be advertised on the same date in at least two daily newspapers having a national circulation and such notice shall be deemed to have been served on all persons who are entitled to have notice of meetings served on them at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

                            DESTRUCTION OF DOCUMENTS

Power of Company to destroy documents

167.1 The Company shall be entitled to destroy all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration thereof, and all dividend mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded. It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

(a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c) references herein to the destruction of any document include references to the disposal thereof in any manner.

Early destruction

167.2 Any document referred to in this Article may be destroyed earlier than the relevant date authorised by this Article, provided that a permanent record of the document is made which record is not destroyed before that date.

                              UNTRACED SHAREHOLDERS

Power to dispose of shares of untraced shareholders

168.1 The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, or otherwise by operation of law if and provided that:

(a) during the period of twelve years prior to the date of the publication of the advertisements referred to in paragraph (b) below (or, if published on different dates, the first thereof) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed; and

(b) the Company shall as soon as practicable after expiry of the said period of twelve years have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares; and

(c) during the said period of twelve years and the period of three months following the publication of the said advertisements the Company shall have received no indication either of the whereabouts or of the existence of such member or person; and

(d) if the shares are listed on The London Stock Exchange, notice shall have been given to the Listing Department of The London Stock Exchange of the Company's intention to make such sale prior to the publication of advertisements.

168.2 If during any twelve year period referred to in paragraph (a) above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Article (other than the requirement that they be in issue for twelve years) have been satisfied in regard to the further shares, the Company may also sell the further shares.

Transfer on sale

169. To give effect to any such sale, the board may:

(a) where the shares are held in certificated form, authorise any person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser; or

(b) where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

Effectiveness of transfer

170.1 An instrument of transfer executed by that person in accordance with
Article 169(a) shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 169(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

Proceeds of sale

170.2 The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the board from time to time thinks fit.

                                   WINDING UP

Liquidator may distribute in specie

171. If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Insolvency Act 1986, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

Disposal of assets by liquidator

172. The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

Members abroad to give address for service

173. If the Company is wound up, every member of the Company who is not for the time being in the United Kingdom shall be bound, within fourteen days after the passing of an effective resolution to wind up the Company voluntarily, or within the like period after the making of an order for the winding up of the Company, to serve notice on the Company appointing some person resident in London upon whom all processes in relation to or under the winding up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty on behalf of such member to appoint some such person, and service upon any such appointee shall be deemed to be a good personal service on such member for all purposes, and where the liquidator makes any such appointment he shall, with all convenient speed, give notice thereof to such member by advertisement in The Times or any other leading London daily newspaper, or by a letter sent by registered or recorded delivery post and addressed to such member at his address as appearing in the Register, and such notice shall be deemed to be served on the day following that on which the advertisement appears or the letter is posted.

                                 SHARE WARRANTS

Company may issue warrants

174. Subject to any statutory restrictions for the time being in force, the Company, with respect to fully paid up shares, may issue warrants (hereinafter called share warrants) stating that the bearer of the warrant is entitled to the shares therein specified and may provide, by coupons or otherwise, for the payment of future dividends on the shares included in such share warrants.

Board may determine conditions

175. The directors may determine and, from time to time, vary the conditions on which share warrants shall be issued and, in particular, upon which a new share warrant or coupon will be issued in place of one worn out, lost, defaced or destroyed, upon which the bearer of the share warrant shall be entitled to attend and vote at general meetings, and upon which a share warrant may be surrendered, and the name of the holder entered in the register in respect of the shares therein specified. No share warrant or coupon may be issued to replace one that has been lost unless the directors are satisfied beyond reasonable doubt that the original has been destroyed. Subject to such conditions and to these Articles, the bearer of a share warrant shall be a member to the full extent. The holder of a share warrant shall be subject to the conditions for the time being in force, whether made before or after the issue of such warrant. The directors may by resolution determine that signatures on share warrants sealed by the Company may be dispensed with or affixed by means of some method or system of mechanical signature and that signatures on share warrants signed on behalf of the Company may be affixed by means of some method or system of mechanical signature or shall be printed in facsimile.

Notice to warrant holders

176. Any notice required to be given by the Company to the holders of share warrants shall be sufficiently given if given by advertisement made once in at least one national newspaper and shall be taken as given on the day on which such advertisement appears. A holder of a share warrant shall be entitled in respect thereof to notice of a general meeting only by advertisements as herein provided. A notice to be given by advertisement shall be deemed to have been served on the day on which the advertisement appears.

                                    INDEMNITY

Indemnity to directors, officers, etc.

177. Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution or discharge of his duties or the exercise of his powers or otherwise in relation thereto, including (but without limitation) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

                             ARTICLES OF ASSOCIATION

                                       OF

                            REED INTERNATIONAL P.L.C.

     (Adopted by special resolution on 16 April 1997, as amended by special resolutions passed on 29 April 1998 and 15 April 1999)

                                    CONTENTS

Clause                                                                        Page
ARTICLES OF ASSOCIATION..........................................................1

PRELIMINARY......................................................................1
      Table A....................................................................1
      Definitions................................................................1
      Construction...............................................................3

SHARE CAPITAL....................................................................4
      Share Capital..............................................................4
      Shares with special rights.................................................4
      Uncertificated shares......................................................4
      Not separate class of shares...............................................4
      Exercise of Company's entitlements in respect of uncertificated share......4
      Allotment..................................................................5
      Redeemable  shares.........................................................5
      Authority to allot relevant securities under Section 80 of the Act.........5
      Disapplication of pre-emption rights under Section 95 of the Act...........6
      Commissions................................................................7
      Trusts not recognised......................................................7
      Joint holders..............................................................7

VARIATION OF RIGHTS..............................................................7
      Method of varying rights...................................................7
      Separate class of share....................................................8
      When rights deemed to be varied............................................8
      No variation of rights.....................................................8

SHARE CERTIFICATES...............................................................8
      Members' rights to certificates............................................8
      Replacement certificates...................................................9

LIEN.............................................................................9
      Company to have lien on shares.............................................9
      Enforcement of lien by sale................................................9
      Giving effect to sale......................................................9
      Application of proceeds....................................................10

CALLS ON SHARES..................................................................10
      Power to make calls........................................................10

      Time when  call made......................................................10
      Liability of joint holders................................................10
      Interest payable..........................................................10
      Deemed calls on allotment.................................................11
      Differentiation on calls..................................................11
      Payment of calls in advance...............................................11
      Rights suspended if payment in arrears....................................11

FORFEITURE AND SURRENDER........................................................11
      Notice requiring payment of call..........................................11
      Forfeiture for non-compliance.............................................12
      Sale of forfeited shares..................................................12
      Liability following forfeiture............................................12
      Surrender.................................................................13
      Extinction of rights......................................................13
      Evidence of forfeiture or surrender.......................................13
      Power to annul forfeiture or surrender....................................13

TRANSFER OF SHARES..............................................................13
      Form and execution of transfer of certificated shares.....................13
      Form and execution of transfer of uncertificated shares...................13
      Transfers of partly paid shares...........................................13
      Invalid transfers of certificated shares..................................14
      Transfers by recognised persons...........................................14
      Notice of refusal to register.............................................14
      Suspension of registration................................................14
      No fee payable on registration............................................14
      Retention of transfers....................................................14

TRANSMISSION OF SHARES..........................................................14
      Transmission..............................................................14
      Elections permitted/required..............................................15
      Withholding of dividends..................................................15
      Rights of persons entitled by transmission................................15

ALTERATION OF SHARE CAPITAL.....................................................15
      Alterations by ordinary resolution........................................15
      New shares subject to these Articles......................................16
      Consolidation and fractions arising.......................................16
      Power to reduce capital...................................................17

PURCHASE OF OWN SHARES..........................................................17
      Power to purchase own shares..............................................17

                                                                              II

CONVERSION OF SHARES INTO STOCK.................................................17
      Power to convert into stock...............................................17
      Transfer of stock.........................................................17
      Rights of stockholders....................................................17

GENERAL MEETINGS................................................................18
      Types of general meeting..................................................18
      Class meetings............................................................18
      Convening general meetings................................................18

NOTICE OF GENERAL MEETINGS......................................................18
      Period of notice..........................................................18
      To whom notice shall be given.............................................19
      Setting of record date....................................................19
      Uncontactable shareholders................................................19
      Contents of notice........................................................19
      General meetings at more than one place...................................20
           Notice and conditions for holding....................................20
           Controlling level of attendance......................................20
           Place of meeting.....................................................20
           Adjournment to more than one place...................................20
      Accidental omission to give notice........................................20

PROCEEDINGS AT GENERAL MEETINGS.................................................21
      Quorum....................................................................21
      If quorum not present.....................................................21
      Chairman..................................................................21
      Directors entitled to speak...............................................21
      Adjournments..............................................................21
      Validity of proxy at adjourned meeting....................................22
      Amendments to resolutions.................................................22
      Methods of voting.........................................................22
      Declaration of result.....................................................23
      Withdrawal of demand  for poll............................................23
      Conduct of poll...........................................................23
      Chairman's casting vote...................................................23
      When poll to be taken.....................................................23
      Notice of poll............................................................23
      Effectiveness of special and extraordinary resolutions....................23
      Resolutions in writing....................................................24

VOTES OF MEMBERS................................................................24
      Right to vote.............................................................24
      Setting of record time....................................................24

                                                                             III

      Votes of joint holders....................................................24
      Member under incapacity...................................................24
      Calls in arrears..........................................................24
      Section 212 of the Act, restrictions if in default........................25
           Copy of notice to interested persons.................................25
           When restrictions cease to have effect...............................25
           Board may cancel restrictions........................................25
           Provisions supplementary to Article 81...............................25
           Section 216 of the Act...............................................26
      Errors in voting..........................................................26
      Objection to voting.......................................................26
      Supplementary provisions on voting........................................26

PROXIES AND CORPORATE REPRESENTATIVES...........................................26
      Appointment of proxy......................................................26
      Form of proxy.............................................................26
      Delivery of form of proxy.................................................26
      Power of members abroad to appoint attorney...............................27
      Validity of form of proxy.................................................27
      Corporate representatives.................................................27
      Revocation of authority...................................................28

NUMBER OF DIRECTORS.............................................................28
      Limits on number of directors.............................................28

APPOINTMENT AND RETIREMENT OF DIRECTORS.........................................28
      Number of directors to retire.............................................28
      Which directors to retire.................................................28
      When director deemed to be re-appointed...................................29
      Eligibility for election..................................................29
      Separate resolutions on appointment.......................................29
      Additional powers of the Company..........................................29
      Appointment by board......................................................29
      Position of retiring directors............................................30
      Age limit.................................................................30
      No share qualification....................................................30

ALTERNATE DIRECTORS.............................................................30
      Power to appoint alternates...............................................30
      Alternates entitled to receive notice.....................................30
      Alternates representing more than one director............................30
      Expenses and remuneration of alternates...................................31
      Termination of appointment................................................31
      Method of appointment and revocation......................................31


                                                                              IV

      Alternate not an agent of appointor.......................................31

POWERS OF THE BOARD.............................................................31
      Business to be managed by board...........................................31

DELEGATION OF POWERS OF THE BOARD...............................................32
      Committees of the board...................................................32
      Local boards, etc.........................................................32
      Agents....................................................................33

BORROWING POWERS................................................................33
      Power to borrow...........................................................33

DISQUALIFICATION AND REMOVAL OF DIRECTORS.......................................36
      Disqualification of a director............................................36
      Power of Company to remove director.......................................37

REMUNERATION OF NON-EXECUTIVE DIRECTORS.........................................37
      Remuneration of directors.................................................37
      Additional remuneration for special services..............................37

DIRECTORS' EXPENSES.............................................................37
      Directors may be paid expenses............................................37

EXECUTIVE DIRECTORS.............................................................38
      Appointment to executive office...........................................38
      Termination of appointment to executive office............................38
      Emoluments to be determined by the board..................................38

DIRECTORS' INTERESTS............................................................38
      Directors may contract with the Company...................................38
      Notification of interests.................................................39
      Exercise by Company of voting rights......................................39

GRATUITIES, PENSIONS AND INSURANCE..............................................39
      Gratuities and pensions...................................................39
      Insurance.................................................................40
      Directors not liable to account...........................................40
      Section 719 of the Act....................................................40

PROCEEDINGS OF DIRECTORS........................................................40
      Convening meetings........................................................40
      Quorum....................................................................41
      Powers of directors if number falls below minimum.........................41
      Chairman and deputy chairman..............................................41

                                                                               V

      Validity of acts of the board.............................................41
      Resolutions in writing....................................................42
      Meetings by telephone, etc................................................42
      Directors' power to vote on contracts in which they are interested........42
      Interests of connected person and alternate director......................43
      Exclusion of director from quorum.........................................44
      Decision of chairman final and conclusive.................................44

SECRETARY.......................................................................44
      Appointment and removal of secretary......................................44

MINUTES.........................................................................44
      Minutes required to be kept...............................................44

THE SEAL........................................................................45
      Authority required for use of seal........................................45
      Certificates for shares and debentures....................................45
      Official seal for use abroad..............................................45
      Execution of instrument as a deed under hand..............................45
      Delivery of deeds.........................................................45

REGISTERS.......................................................................45
      Overseas and local registers..............................................45
      Certified copies..........................................................45

CHEQUES.........................................................................46
      Signature of cheques and bills............................................46

DIVIDENDS.......................................................................46
      Declaration of dividends..................................................46
      Fixed and interim dividends...............................................46
      Apportionment of dividends................................................47
      Dividends in specie.......................................................47
      Scrip dividends...........................................................47
      Permitted deductions......................................................49
      Procedure for payment.....................................................49
      Joint entitlement.........................................................50
      Payment by post...........................................................50
      Discharge to Company and risk.............................................50
      Interest not payable......................................................51
      Forfeiture of unclaimed dividends.........................................51

CAPITALISATION OF PROFITS AND RESERVES..........................................51
      Power to capitalise.......................................................51

                                                                              VI

RECORD DATES....................................................................52
      Record dates for dividends, etc...........................................52

ACCOUNTS........................................................................53
      Rights to inspect records.................................................53
      Delivery of balance sheets and profit and loss accounts...................53

NOTICES.........................................................................53
      When notice required to be in writing.....................................53
      Method of giving notice...................................................53
      Deemed receipt of notice..................................................54
      Notice to persons entitled by transmission................................54
      Transferees etc. bound by prior notice....................................54
      When notices by post deemed served........................................54
      Notice during disruption of postal services...............................55

DESTRUCTION OF DOCUMENTS........................................................55
      Power of Company to destroy documents.....................................55
      Early destruction.........................................................56

UNTRACED SHAREHOLDERS...........................................................56
      Power to dispose of shares of untraced shareholders.......................56
      Transfer on sale..........................................................57
      Effectiveness of transfer.................................................57
      Proceeds of sale..........................................................57

WINDING UP......................................................................58
      Liquidator may distribute in specie.......................................58
      Disposal of assets by liquidator..........................................58
      Members abroad to give address for service................................58

SHARE WARRANTS..................................................................58
      Company may issue warrants................................................58
      Board may determine conditions............................................59
      Notice to warrant holders.................................................59

INDEMNITY.......................................................................59
      Indemnity to directors, officers, etc.....................................59

                                                                             VII

                                      INDEX

ACCOUNTS.........................................................................48
     Rights to inspect records...................................................48
     Delivery of balance sheets and profit and loss accounts.....................49

ALTERATION OF SHARE CAPITAL......................................................14
     Alterations by ordinary resolution..........................................14
     New shares subject to these Articles........................................15
     Consolidation and fractions arising.........................................15
     Power to reduce capital.....................................................15

ALTERNATE DIRECTORS..............................................................28
     Power to appoint alternates.................................................28
     Alternates entitled to receive notice.......................................28
     Alternates representing more than one director..............................28
     Expenses and remuneration of alternates.....................................28
     Termination of appointment..................................................28
     Method of appointment and revocation........................................29
     Alternate not an agent of appointor.........................................29

APPOINTMENT AND RETIREMENT OF DIRECTORS..........................................26
     Number of directors to retire...............................................26
     Which directors to retire...................................................26
     When director deemed to be re-appointed.....................................26
     Eligibility for election....................................................27
     Separate resolutions on appointment.........................................27
     Additional powers of the Company............................................27
     Appointment by board........................................................27
     Position of retiring directors..............................................27
     Age limit...................................................................27
     No share qualification......................................................28

BOARD MEETING..................................see `Proceedings of Directors' below

BORROWING POWERS.................................................................30
     Power to borrow.............................................................30

CALLS ON SHARES...................................................................9
     Power to make calls..........................................................9
     Time when call made.........................................................10
     Liability of joint holders..................................................10
     Interest payable............................................................10
     Deemed calls on allotment...................................................10

     Differentiation on calls....................................................10
     Payment of calls in advance.................................................10
     Rights suspended if payment in arrears......................................10

CAPITALISATION OF PROFITS AND RESERVES...........................................47
     Power to capitalise.........................................................47

CHEQUES..........................................................................42
     Signature of cheques and bills..............................................42

CONVERSION OF SHARES INTO STOCK..................................................16
     Power to convert into stock.................................................16
     Transfer of stock...........................................................16
     Rights of stockholders......................................................16

DEFINITIONS.......................................................................1

DELEGATION OF POWERS OF THE BOARD................................................29
     Committees of the board.....................................................29
     Local boards, etc...........................................................30
     Agents......................................................................30

DESTRUCTION OF DOCUMENTS.........................................................51
     Power of Company to destroy documents.......................................51
     Early destruction...........................................................52

DIRECTORS' EXPENSES..............................................................35
     Directors may be paid expenses..............................................35

DIRECTORS' INTERESTS.............................................................35
     Directors may contract with the Company.....................................35
     Notification of interests...................................................36
     Exercise by Company of voting rights........................................36

DISQUALIFICATION AND REMOVAL OF DIRECTORS........................................33
     Disqualification of a director..............................................33
     Power of Company to remove director.........................................34

DIVIDENDS........................................................................43
     Declaration of dividends....................................................43
     Fixed and interim dividends.................................................43
     Apportionment of dividends..................................................43
     Dividends in specie.........................................................43
     Scrip dividends.............................................................43
     Permitted deductions........................................................45
     Procedure for payment.......................................................46

                                                                              II

     Joint entitlement...........................................................46
     Payment by post.............................................................46
     Discharge to Company and risk...............................................46
     Interest not payable........................................................47
     Forfeiture of unclaimed dividends...........................................47

EXECUTIVE DIRECTORS..............................................................35
     Appointment to executive office.............................................35
     Termination of appointment to executive office..............................35
     Emoluments to be determined by the board....................................35

FORFEITURE AND SURRENDER.........................................................11
     Notice requiring payment of call............................................11
     Forfeiture for non-compliance...............................................11
     Sale of forfeited shares....................................................11
     Liability following forfeiture..............................................11
     Surrender...................................................................12
     Extinction of rights........................................................12
     Evidence of forfeiture or surrender.........................................12
     Power to annul forfeiture or surrender......................................12

GENERAL MEETINGS.................................................................16
     Types of general meeting....................................................16
     Class meetings..............................................................16
     Convening general meetings..................................................17
     Notice of general meeting................................................below
     Proceedings at general meetings..........................................below

GRATUITIES, PENSIONS AND INSURANCE...............................................36
     Gratuities and pensions.....................................................36
     Insurance...................................................................37
     Directors not liable to account.............................................37
     Section 719 of the Act......................................................37

INDEMNITY........................................................................55
     Indemnity to directors, officers, etc.......................................55

LIEN..............................................................................8
     Company to have lien on shares...............................................8
     Enforcement of lien by sale..................................................9
     Giving effect to sale........................................................9
     Application of proceeds......................................................9

MINUTES..........................................................................41
     Minutes required to be kept.................................................41

                                                                             III

NOTICE OF GENERAL MEETINGS.......................................................17
     Period of notice............................................................17
     To whom notice shall be given...............................................17
     Setting of record date......................................................17
     Uncontactable shareholders..................................................17
     Contents of notice..........................................................18
     General meetings at more than one place.....................................18
         Notice and conditions for holding.......................................18
         Controlling level of attendance.........................................18
         Place of meeting........................................................19
         Adjournment to more than one place......................................19
     Accidental omission to give notice..........................................19

NOTICES..........................................................................49
     When notice required to be in writing.......................................49
     Method of giving notice.....................................................49
     Deemed receipt of notice....................................................50
     Notice to persons entitled by transmission..................................50
     Transferees etc. bound by prior notice......................................50
     When notices by post deemed served..........................................50
     Notice during disruption of postal services.................................50

NUMBER OF DIRECTORS..............................................................26
     Limits on number of directors...............................................26

POWERS OF THE BOARD..............................................................29
     Business to be managed by board.............................................29

PRELIMINARY.......................................................................1
     Table A......................................................................1
     Definitions..................................................................1
     Construction.................................................................3

PROCEEDINGS AT GENERAL MEETINGS..................................................19
     Quorum......................................................................19
     If quorum not present.......................................................19
     Chairman....................................................................19
     Directors entitled to speak.................................................20
     Adjournments................................................................20
     Validity of proxy at adjourned meeting......................................20
     Amendments to resolutions...................................................20
     Methods of voting...........................................................20
     Declaration of result.......................................................21
     Withdrawal of demand for poll...............................................21

                                                                              IV

     Conduct of poll.............................................................21
     Chairman's casting vote.....................................................21
     When poll to be taken.......................................................21
     Notice of poll..............................................................21
     Effectiveness of special and extraordinary resolutions......................22
     Resolutions in writing......................................................22

PROCEEDINGS OF DIRECTORS.........................................................37
     Convening meetings..........................................................37
     Quorum......................................................................38
     Powers of directors if number falls below minimum...........................38
     Chairman and deputy chairman................................................38
     Validity of acts of the board...............................................38
     Resolutions in writing......................................................38
     Meetings by telephone, etc..................................................39
     Directors' power to vote on contracts in which they are interested..........39
     Interests of connected person and alternate director........................40
     Exclusion of director from quorum...........................................40
     Decision of chairman final and conclusive...................................40

PROXIES AND CORPORATE REPRESENTATIVES............................................24
     Appointment of proxy........................................................24
     Form of proxy...............................................................24
     Delivery of form of proxy...................................................24
     Power of members abroad to appoint attorney.................................25
     Validity of form of proxy...................................................25
     Corporate representatives...................................................25
     Revocation of authority.....................................................26

PURCHASE OF OWN SHARES...........................................................15
     Power to purchase own shares................................................15

RECORD DATES.....................................................................48
     Record dates for dividends, etc.............................................48

REGISTERS........................................................................42
     Overseas and local registers................................................42
     Certified copies............................................................42

REMUNERATION OF NON-EXECUTIVE DIRECTORS..........................................34
     Remuneration of directors...................................................34
     Additional remuneration for special services................................34

SEAL.............................................................................41
     Authority required for use of seal..........................................41

                                                                               V

     Certificates for shares and debentures......................................41
     Official seal for use abroad................................................42
     Execution of instrument as a deed under hand................................42
     Delivery of deeds...........................................................42

SECRETARY........................................................................41
     Appointment and removal of secretary........................................41

SHARE CAPITAL.....................................................................4
     Share Capital................................................................4
     Shares with special rights...................................................4
     Uncertificated shares........................................................4
     Not separate class of shares.................................................4
     Exercise of Company's entitlements in respect of uncertificated share........4
     Allotment....................................................................5
     Redeemable shares............................................................5
     Authority to allot relevant securities under Section 80 of the Act...........5
     Disapplication of pre-emption rights under Section 95 of the Act.............5
     Commissions..................................................................6
     Trusts not recognised........................................................7
     Joint holders................................................................7
     Variation of rights..................................................see below
     Votes of members.....................................................see below

SHARE CERTIFICATES................................................................8
     Members' rights to certificates..............................................8
     Replacement certificates.....................................................8

SHARE WARRANTS...................................................................54
     Company may issue warrants..................................................54
     Board may determine conditions..............................................54
     Notice to warrant holders...................................................54

TRANSFER OF SHARES...............................................................12
     Form and execution of transfer of certificated shares.......................12
     Form and execution of transfer of uncertificated shares.....................12
     Transfers of partly paid shares.............................................12
     Invalid transfers of certificated shares....................................13
     Transfers by recognised persons.............................................13
     Notice of refusal to register...............................................13
     Suspension of registration..................................................13
     No fee payable on registration..............................................13
     Retention of transfers......................................................13

TRANSMISSION OF SHARES...........................................................13

                                                                              VI

     Transmission................................................................13
     Elections permitted/required................................................13
     Withholding of dividends....................................................14
     Rights of persons entitled by transmission..................................14

UNTRACED SHAREHOLDERS............................................................52
     Power to dispose of shares of untraced shareholders.........................52
     Transfer on sale............................................................52
     Effectiveness of transfer...................................................53
     Proceeds of sale............................................................53

VARIATION OF RIGHTS...............................................................7
     Method of varying rights.....................................................7
     Separate class of share......................................................7
     When rights deemed to be varied..............................................7
     No variation of rights.......................................................8

VOTES OF MEMBERS.................................................................22
     Right to vote...............................................................22
     Setting of record time......................................................22
     Votes of joint holders......................................................22
     Member under incapacity.....................................................22
     Calls in arrears............................................................23
     Section 212 of the Act, restrictions if in default..........................23
         Copy of notice to interested persons....................................23
         When restrictions cease to have effect..................................23
         Board may cancel restrictions...........................................23
         Provisions supplementary to Article 81..................................23
         Section 216 of the Act..................................................24
     Errors in voting............................................................24
     Objection to voting.........................................................24
     Supplementary provisions on voting..........................................24

WINDING UP.......................................................................53
     Liquidator may distribute in specie.........................................53
     Disposal of assets by liquidator............................................53
     Members abroad to give address for service..................................53

                                                                             VII